UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
(Address of Principal Executive Offices, Including Zip Code)

405-415-8699
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Suter

On May 30, 2024, the Company created a new executive officer position of Chief Operating Officer (“COO”) in order to more effectively manage the Company’s operations given its growth over the past year, and appointed Mr. John Suter as COO with a starting date on or about June 20, 2024.  In his role as COO, Mr. Suter will be leading Land, Operations, Subsurface, Reservoir, as well as Commercial Development and special projects. Mr. Suter has 38 years of oil and gas experience in various executive management roles. Since 2020, Mr. has been serving as the COO for the State of Oklahoma. Prior to joining the State, he served as the COO and interim CEO of Sandridge Energy from 2016 to 2020. Mr. Suter has an additional 30 years of experience in his role as VP – Operations with each of American Energy and Chesapeake Energy. Mr. Suter will report directly to Bobby D. Riley, the Company’s Chief Executive Officer and Chairman of the Board.

In connection with the appointment of Mr. Suter as the COO, the Company and Mr. Suter expect to enter in an employment agreement with an initial term of two years, with automatic renewals thereafter. The employment agreement will set forth the material terms and conditions of his employment consistent with those of our other executive officers, including an annualized base salary of $425,000, target annual cash bonus opportunity of 50% of base salary, target annual equity award opportunity of 100% of base salary, standard employee benefit plan participation, severance and change in control benefits. Mr. Suter will also receive a one-time signing bonus equity award of a number of shares of restricted stock equal to $425,000 calculated using the closing price of the Company’s common stock immediately prior to Mr. Suter’s start date. Additionally, Mr. Suter’s employment agreement is expected to include certain restrictive covenants that generally prohibit him from (i) disclosing information that is confidential to the Company and its subsidiaries and (ii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers.

Separation Agreement with Amber Bonney

On April 26, 2024, Riley Exploration Permian, Inc. (the “Company”) announced that Amber Bonney, the Company’s Chief Accounting Officer, resigned effective as of June 1, 2024 (the “Resignation Date”). As of the Resignation Date, Ms. Bonney also resigned from all positions she holds with the Company’s subsidiaries and joint ventures.

In connection with Ms. Bonney’s resignation, the Company and Ms. Bonney have entered into a Separation and Release Agreement (the “Separation Agreement”), which provides for, among other things, the following separation benefits to Ms. Bonney (i) up to twelve months of Company-funded COBRA coverage; and (ii) retention of and continued vesting of 61,773 unvested shares of restricted stock in accordance with the vesting schedule for such awards pursuant to the Company’s Amended and Restated 2021 Long Term Incentive Plan (“LTIP”) and the related award agreements pursuant to which such restricted stock was awarded, with 16,448 shares of restricted stock being forfeited as of the Resignation Date.

The Separation Agreement also contains customary releases and waivers of claims by Ms. Bonney and ongoing cooperation provisions and restrictive covenants that generally prohibit her from (i) disclosing information that is confidential to the Company and its subsidiaries and (ii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers. The foregoing is not a complete description of the parties’ rights and obligations under the Separation Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement with Jeffrey M. Gutman

Contemporaneously with the announcement of Ms. Bonney’s resignation on April 26, 2024, the Company announced the appointment of Jeffrey M. Gutman as Chief Accounting Officer effective as of the Resignation Date. Mr. Gutman assumed the roles and responsibilities of Chief Accounting Officer effective as of the Resignation Date. For Further information regarding Jeffrey M. Gutman, please see the Form 8-K filed with the Securities and Exchange Commission on April 26, 2024, which information is incorporated herein by reference.

In connection with the appointment of Mr. Gutman as the Chief Accounting Officer, the Company and Mr. Gutman entered in an employment agreement with an initial term of two years, with automatic renewals thereafter. The employment agreement will set forth the material terms and conditions of his employment consistent with those of our other executive officers, including an annualized base salary of $360,000, target annual cash bonus opportunity of 50% of base salary, target annual equity award opportunity of 100% of base salary, standard employee benefit plan participation, severance and change in control benefits. Mr. Gutman has also received an one-time signing bonus equity award equivalent to 12,328 shares of restricted stock issued under the Company’s LTIP, which is equivalent to $360,000 based on the closing price of the Company’s common stock on May 31, 2024. Additionally, Mr. Gutman’s employment agreement includes certain restrictive covenants that generally prohibit him from (i) disclosing information that is confidential to the Company and its subsidiaries and (ii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers. The foregoing is not a complete description of the parties’ rights and obligations under the Employment Agreement and is qualified by reference to the full text and terms of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated as of June 1, 2024, by and between the Company and Amber Bonney.

10.2	Employment Agreement, dated as of June 1, 2024, by and between the Company and Jeffrey M. Gutman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: June 3, 2024	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer